Execution Version

Dated 14 January 2016
$39,600,000

AMENDMENT NO. 3 TO TERM LOAN FACILITY

SCORPIO BULKERS INC.
as Borrower
and
SBI CAKEWALK SHIPPING COMPANY LIMITED
SBI CHARLESTON SHIPPING COMPANY LIMITED
as Guarantors
and
NIBC BANK N.V.
as Agent and as Security Trustee

SUPPLEMENTAL AGREEMENT
relating to
the financing of m.v.s. "SBI CAKEWALK" and "SBI CHARLESTON"

Index
Clause                                                Page

1    Definitions and Interpretation                                 1
2    Agreement of the Creditor Parties                             2
3    Conditions Precedent                                    2
4    Representations                                        3
5    Amendments to Loan Agreement and other Finance Documents                3
6    Fees and Expenses                                    5
7    Notices                                            5
8    Counterparts                                        5
9    Governing Law                                        5
10    Enforcement                                        5

Schedules

Schedule 1 Conditions Precedent                                7

Execution

Execution Pages                                        8

THIS SUPPLEMENTAL AGREEMENT is made on 14 January 2017

PARTIES

(1)
SCORPIO BULKERS INC., a corporation incorporated in the Republic of the Marshall Islands whose registered office is at c/o Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, the Republic of the Marshall Islands as Borrower;

(2)
SBI CAKEWALK SHIPPING COMPANY LIMITED ("Owner A"), and SBI CHARLESTON SHIPPING COMPANY LIMITED ("Owner B"), each a corporation incorporated in the Republic of the Marshall Islands whose registered office is at c/o Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, the Republic of the Marshall Islands as Guarantors;

(3)	NIBC BANK N.V., as Agent on behalf of all the Lenders as listed in Schedule 1 of the Loan Agreement;

(4)	NIBC BANK N.V., as Agent on behalf of all the Swap Banks as listed in Schedule 2 of the Loan Agreement;

(5)	NIBC BANK N.V., as Agent; and

(6)	NIBC BANK N.V., as Security Trustee.

BACKGROUND

(A)	By the Loan Agreement, the Lenders agreed to make available to the Borrower a term loan facility of up to $39,600,000.

(B)
By the Guarantees, each Guarantor agreed to guarantee in favour of the Security Trustee all the obligations of the Borrower under the Loan Agreement and the other Finance Documents to which the Borrower is a party.

(C)	The Borrower has requested an amendment to clause 12.8 (minimum interest coverage) of the Loan Agreement.

(D)
This Agreement sets out the terms and conditions on which the Creditor Parties agree, with effect on and from the Effective Date, at the request of the Borrower, to amend clause 12.8 (minimum interest coverage) of the Loan Agreement and to further amendments of the Loan Agreement and the other Finance Documents in connection with those matters.

OPERATIVE PROVISIONS

1	Definitions and Interpretation

1.1	Definitions

In this Agreement:
"Effective Date" means 30 September 2015.

"Loan Agreement" means the loan agreement dated 27 June 2014 (as the same has been amended and supplemented by a first amendment dated 29 October 2014 and a second amendment dated 6 February 2015 and as the same may be further amended and supplemented from time to time) and made between, amongst others, (i) the Borrower, (ii) the Lenders, (iii) the Swap Banks, (iv) the Agent and (v) the Security Trustee.
"Guarantees" means together, the Owner A Guarantee and the Owner B Guarantee.

"Owner A Guarantee" means the guarantee dated 28 November 2014 made between (i) Owner A and (ii) the Security Trustee.

"Owner B Guarantee" means the guarantee dated 28 November 2014 made between (i) Owner B and (ii) the Security Trustee.

"Party" means a party to this Agreement.

1.2	Defined expressions
Defined expressions in the Loan Agreement and the other Finance Documents shall have the same meanings when used in this Agreement unless the context otherwise requires or unless otherwise defined in this Agreement.

1.3	Application of construction and interpretation provisions of Loan Agreement
Clause 1.2 (construction of certain terms) to clause 1.6 (headings) of the Loan Agreement apply to this Agreement as if they were expressly incorporated in it with any necessary modifications.

1.4	Designation as a Finance Document
The Borrower and the Agent designate this Agreement as a Finance Document.

1.5	Third party rights
Save for the Creditor Parties, unless provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

2	Agreement of the Creditor Parties

2.1	Agreement of the Creditor Parties

The Creditor Parties agree, subject to and upon the terms and conditions of this Agreement:

a.
to amend clause 12.8 (minimum interest coverage) of the Loan Agreement, on condition that further adjustments are made to clause 15 (security cover) of the Loan Agreement as more particularly described in Clause 5 (Amendments to Loan Agreement and other Finance Documents) of this Agreement; and

b.	to the consequential amendment of the Loan Agreement and the other Finance Documents in connection with the matters referred to in paragraph (a) above.

2.2	Effective Date
On the date the Agent confirms to the Borrower and the Guarantors in writing that the conditions precedent in Clause 3 (Conditions Precedent) are satisfied, the agreement of the Creditor Parties contained in Clause 2.1 (Agreement of the Creditor Parties) shall have retrospective effect as of the Effective Date.

3	Conditions Precedent
The agreement of the Creditor Parties contained in Clause 2.1 (Agreement of the Creditor Parties) is subject to:

(a)	no Event of Default continuing on the date of this Agreement and the Effective Date or resulting from the occurrence of the Effective Date;

(b)	the representations and warranties to be made by the Borrower and each Guarantor pursuant to Clause 4 (Representations) being true on the date of this Agreement and the Effective Date; and

(c)
the Agent having received all of the documents and other evidence listed in Schedule 1 (Conditions Precedent) in form and substance satisfactory to the Agent on or before 31 January 2016 or such later date as the Agent may agree with the Borrower.

4	Representations

4.1	Loan Agreement representations
The Borrower makes the representations and warranties set out in clause 10 (representations and warranties) of the Loan Agreement, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement, by reference to the circumstances then existing on the date of this Agreement and on the Effective Date.

4.2	Finance Document representations
The Borrower and each Guarantor makes the representations and warranties set out in the Finance Documents (other than the Loan Agreement) to which it is a party, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement, by reference to the circumstances then existing on the date of this Agreement and on the Effective Date.

5	Amendments to Loan Agreement and other Finance Documents

5.1	Specific amendments to the Loan Agreement
With effect on and from the Effective Date the Loan Agreement shall be, and shall be deemed by this Agreement to be amended as follows:

(a)	by deleting clause 12.8 (minimum interest coverage) of the Loan Agreement and replacing it with the following new clause 12.8 (minimum interest coverage):

"12.8	Minimum interest coverage. The Borrower shall maintain a ratio of Consolidated EBITDA to Consolidated Net Interest Expense greater than:
(a)    from 1 January 2017 up to (and including) 31 March 2017, 1.00 to 1.00, such ratio to be calculated on the Consolidated EBITDA and the Consolidated Net Interest Expense for that Accounting Period;
(b)    from 1 April 2017 up to (and including) 30 June 2017, 1.00 to 1.00, such ratio to be calculated on the Consolidated EBITDA and the Consolidated Net Interest Expense for the two consecutive Accounting Periods commencing on 1 January 2017;
(c)    from 1 July 2017 up to (and including) 30 September 2017, 1.00 to 1.00, such ratio to be calculated on the Consolidated EBITDA and the Consolidated Net Interest Expense for the three consecutive Accounting Periods commencing on 1 January 2017;
(d)    from 1 October 2017 up to (and including) 31 December 2017, 1.00 to 1.00, such ratio to be calculated on the Consolidated EBITDA and the Consolidated Net Interest Expense for the four consecutive Accounting Periods commencing on 1 January 2017; and
(e)    from 1 January 2018 and at all other times thereafter, 2.50 to 1.00, such ratio to be calculated on the Consolidated EBITDA and the Consolidated Net Interest Expense for each Accounting Period on a trailing four quarter basis.";

(b)	by deleting clause 15.1 (minimum required security cover) of the Loan Agreement and replacing it with the following new clause 15.1 (minimum required security cover):

"15.1	Minimum required security cover. Clause 15.2 applies if the Agent notifies the Borrower that:

(a)	the aggregate of the Fair Market Value of the Ships; plus

(b)	the net realisable value of any additional security previously provided under this Clause 15, is below the Relevant Percentage of the Loan.
For the purposes of this Clause 15.1, "Relevant Percentage" means:

(i)	150 per cent. up to 31 December 2017; and

(ii)	140 per cent. on and from 1 January 2018 up to the end of the Security Period, save that in the event that the Borrower pays any dividend or makes any other form of distribution or effects any form of redemption, purchase or return of share capital (such circumstance, an "Event") on or prior to 31 December 2017, then on and from the date of any such Event up to the end of the Security Period, the Relevant Percentage shall be 165 per cent.";

(c)	the definition of, and references throughout to, each Finance Document shall be construed as if the same referred to that Finance Document as amended and supplemented by this Agreement; and

(d)	by construing references throughout to "this Agreement" and other like expressions as if the same referred to the Loan Agreement as amended and supplemented by this Agreement.

5.2	Amendments to Finance Documents
With effect on and from the Effective Date each of the Finance Documents other than the Loan Agreement shall be, and shall be deemed by this Agreement to be, amended as follows:

(a)
the definition of, and references throughout each of the Finance Documents to, the Loan Agreement, the Guarantee and any of the other Finance Documents shall be construed as if the same referred to the Loan Agreement, the Guarantee and those Finance Documents as amended and supplemented by this Agreement; and

(b)
by construing references throughout each of the Finance Documents to "this Agreement", "this Deed" and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Agreement.

5.3	Finance Documents to remain in full force and effect
The Finance Documents shall remain in full force and effect as amended and supplemented by:

(a)	the amendments to the Finance Documents contained or referred to in Clause 5.1 (Specific amendments to the Loan Agreement) and Clause 5.2 (Amendments to Finance Documents); and

(b)	such further or consequential modifications as may be necessary to give full effect to the terms of this Agreement.

6	Fees and Expenses

6.1	Waiver fee
The Borrower shall pay to the Agent on or prior to the date of this Agreement, a waiver fee of US$25,000.

6.2	Other fees, costs and expenses
Clause 20.3 (costs of variations, amendments, enforcement etc) of the Loan Agreement, as amended and supplemented by this Agreement, applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

7	Notices
Clause 28 (notices) of the Loan Agreement and, in the case of the address for notices to the Guarantors, clause 16.1 (notices to Guarantor) of each Guarantee, in each case, as amended and supplemented by this Agreement, apply to this Agreement as if they were expressly incorporated in it with any necessary modifications.

8	Counterparts
This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

9	Governing Law
This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

10	Enforcement

10.1	Jurisdiction

(a)	Subject to paragraph (c) of this Clause 10.1 (Jurisdiction), the courts of England have exclusive jurisdiction to settle any Dispute arising out of or in connection with this Agreement.

(b)
The Borrower and the Guarantors each accept that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly neither the Borrower nor the Guarantors will argue to the contrary.

(c)
This Clause 10.1 (Jurisdiction) is for the exclusive benefit of the Creditor Parties only. As a result, nothing in this Clause 10 (Enforcement) shall exclude or limit any right which any Creditor Party may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction. To the extent allowed by law, the Creditor Parties may take concurrent proceedings in any number of jurisdictions.

(d)	Neither the Borrower nor either Guarantor shall commence any proceedings in any country other than England in relation to a Dispute.

10.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each of the Borrower and the Guarantors:

(A)
irrevocably appoints Scorpio UK Ltd at its business office for the time being, presently at 10 Lower Grosvenor Place, London SW1W 0EN (attention: General Counsel) to act as its agent to receive and accept on its behalf service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(B)	agrees that failure by a process agent to notify the Borrower or the relevant Guarantor of the process will not invalidate the proceedings concerned.

(b)
If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrower (on behalf of itself and each Guarantor) must immediately (and in any event within 5 days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose.

10.3	Meaning of "proceedings"
In this Clause 10 (Enforcement), "proceedings" means proceedings of any kind, including an application for a provisional or protective measure and a "Dispute" means any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement) or any non-contractual obligation arising out of or in connection with this Agreement.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

Conditions Precedent

1	Borrower and the Guarantors
Documents of the kind specified in Schedule 4, Part A, paragraphs 2 to 5 (inclusive) of the Loan Agreement in relation to the entry by the Borrower and each Guarantor into this Agreement.

2	Legal opinions
A legal opinion of Watson Farley & Williams LLP, the legal advisers to the Creditor Parties, in respect of Marshall Islands law substantially in the form distributed to the Agent before signing this Agreement.

3	Other documents and evidence

3.1
A copy of any other consent, authorisation, approval or other document, opinion or assurance which the Lender considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by this Agreement or for the validity and enforceability of any Finance Document as amended and supplemented by this Agreement.

3.2
Evidence that the fee due from the Borrower pursuant to Clause 6.1 (Waiver fee) of this Agreement has been paid on or prior to the date of this Agreement and any other costs and expenses then due from the Borrower pursuant to Clause 6 (Fees and Expenses) of this Agreement have been paid or will be paid by the Effective Date.

3.3	Evidence that the agent referred to in Clause 10.2 (Service of process) of this Agreement has accepted its appointment as agent for service of process under this Agreement.

Execution Pages

BORROWER
SIGNED by    /s/ Francesca Gianfranchi                    )
duly authorised     Attorney-in-Fact                    )
for and on behalf of                    )
SCORPIO BULKERS INC.                )
in the presence of:                    )
Witness' signature:    /s/ Ross Attfield                )
Witness' name:                        )
Witness' address:                    )

GUARANTORS
SIGNED by        /s/ Micha Withoft                )
duly authorized        Attorney-in-Fact                        )
for and on behalf of                    )
SBI CAKEWALK SHIPPING COMPANY LIMITED)
in the presence of:                    )
Witness' signature:    /s/ Ross Attfield                    )
Witness' name:                        )
Witness' address:                    )

SIGNED by        /s/ Micha Withoft                    )
duly authorised        Attorney-in-Fact                        )
for and on behalf of                    )
SBI CHARLESTON SHIPPING COMPANY LIMITED    )
in the presence of:                    )
Witness' signature:    /s/ Ross Attfield                    )
Witness' name:                        )
Witness' address:                    )

THE AGENT (ON BEHALF OF THE LENDERS    )
SIGNED by    /s/ Maaike E. Oterdoom    /s/ Michael de Visser                )

duly authorised                             )
for and on behalf of                    )
NIBC BANK N.V.                    )
in the presence of:                    )
Witness' signature: /s/ Anneke Van Der Spek                )
Witness' name:                        )
Witness' address:                    )

THE AGENT (ON BEHALF OF THE SWAP BANKS    )
SIGNED by    /s/ Maaike E. Oterdoom    /s/ Michael de Visser                    )
)
duly authorised                         )
for and on behalf of                    )
NIBC BANK N.V.                    )
in the presence of:                    )
Witness' signature:    /s/ Anneke Van Der Spek                )
Witness' name:                        )
Witness' address:                    )

THE AGENT
SIGNED by    /s/ Maaike E. Oterdoom    /s/ Michael de Visser                    )
)
duly authorised                         )
for and on behalf of                    )
NIBC BANK N.V.                    )
in the presence of:                    )
Witness' signature:    /s/ Anneke Van Der Spek                )
Witness' name:                        )
Witness' address:                    )

THE SECURITY TRUSTEE
SIGNED by                        )
)
duly authorised     /s/ Maaike E. Oterdoom    /s/ Michael de Visser                    )
for and on behalf of                    )
NIBC BANK N.V.                    )
in the presence of:                    )
Witness' signature:    /s/ Anneke Van Der Spek                )
Witness' name:                        )
Witness' address:                    )